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                                                                    EXHIBIT 23.3
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 17, 2000 relating to the financial statements of Snaketech S.A. and its subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts".



February 6, 2001



Befec - Price Waterhouse

Lyon, France


/s/ Oliver Auscher

Oliver Auscher